Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the combined financial statements of Discover Financial Services dated March 22, 2007 (May 16, 2007, as to the reclassification discussed in Note 26), appearing in the Registration Statement on Form 10, as amended (File No. 001-33378), of Discover Financial Services.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 29, 2007